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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           UNITED AGRI PRODUCTS, INC.

                             Dated December 11, 2003

     United Agri Products, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

     FIRST: That by unanimous written consent of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation (the "Certificate"), declaring its advisability, and directing that the amendment proposed be submitted to the stockholders of the Corporation for consideration and approval.

     SECOND: That all the holders of the outstanding common stock, $1.00 par value per share, of the Corporation, by unanimous written consent in lieu of a special meeting, consented to and adopted this amendment.

     THIRD: That this amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the DGCL.

     FOURTH: That Article VII of the Certificate is hereby amended by deleting the title phrase "CREDITOR'S MEETINGS" and the paragraph appearing beneath this title phrase, in its entirety, and inserting the following:

     "[INTENTIONALLY OMITTED]"

                                    * * * * *

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     IN WITNESS WHEREOF, the Corporation has caused the undersigned to execute this Certificate as of the date set forth herein.

                                        UNITED AGRI PRODUCTS, INC.


                                        By:  /s/ Todd Suko
                                           -------------------------------------
                                             Name:  Todd Suko
                                             Title: Vice President